                                                                     EXHIBIT 3.9
                           ARTICLES OF ORGANIZATION
                                      OF
                DIALYSIS SPECIALISTS OF CORPUS CHRISTI, L.L.C.
                ----------------------------------------------

                                  ARTICLE ONE

     The name of the limited liability company is

                DIALYSIS SPECIALISTS OF CORPUS CHRISTI, L.L.C.

                                  ARTICLE TWO

     The period of duration of the company shall be perpetual or until the termination of the company in accordance with regulations of the company.

                                 ARTICLE THREE

     The purpose for which the company is organized is the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

                                 ARTICLE FOUR

     The registered agent of the limited liability company is CT Corporation System and the address of its registered office in the State is c/o CT Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201.

                                 ARTICLE FIVE

     The names and addresses of the members are as follows:

               Name                          Address
               ----                          -------

          Martin Fox                    6300 E. El Dorado Plaza, Suite 100
                                        Tucson, Arizona  85715

          Thomas Creel                  1113 Furlong Drive,
                                        Libertyville, Illinois  60048

     The management of the Company will be vested in the members, the Company will not have managers.

                                  ARTICLE SIX

     The name and addressee of the organizer is as follows:

                    Name                          Address
                    ----                          -------

               Kimberley E. Bender                150 North Michigan Avenue
                                                  Suite 3100
                                                  Chicago, IL  60601

     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of May, 1995.

                                                         /s/ Kimberley E. Bender
                                                         -----------------------

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF ORGANIZATION
                                      OF
                DIALYSIS SPECIALISTS OF CORPUS CHRISTI, L.L.C.
                ----------------------------------------------

          Pursuant to the provisions of Article 3.06 of the Texas Limited Liability Company Act (the "Act"), the undersigned company adopts the following Articles of Amendment to its Articles of Organization:

                                   ARTICLE I

The name of the limited liability company is:

                DIALYSIS SPECIALISTS OF CORPUS CHRISTI, L.L.C.

                                  ARTICLE II

ARTICLE FIVE of the Articles of Organization is hereby amended so as to read as follows:

          The name and address of the sole member are as follows:

                      HOME DIALYSIS OF AMERICA, INC.
                      6300 E. El Dorado Plaza, Suite 100
                      Tucson, AZ 85715

                                  ARTICLE III

The amendment to the Articles of Organization set forth in Article II above was approved and adopted by the members of the company pursuant Section D of Article
2.23 of the Act on May 24, 1995.


Dated: March 20, 1996.

                                             DIALYSIS SPECIALISTS OF
                                             CORPUS CHRISTI, L.L.C.


                                             By:  HOME DIALYSIS OF AMERICA, INC.

                                             By:  /s/ Martin Fox
                                                  ------------------------------
                                             Its: President

[SEAL APPEARS HERE]       ASSUMED NAME CERTIFICATE

1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is Dialysis Specialists of Corpus Christi, L.L.C.

2. The assumed name under which the business or professional service is or is to be conducted or rendered is Dialysis Specialists of Riverside.

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 4300 South Padre Island Drive, Corpus Christi 78415.

4. The period, not to exceed 10 years, during which the assumed name will be used is 10 years.

5. The entity is a (circle one): business corporation, non-profit corporation, professional corporation, professional association, limited liability company, limited partnership, registered limited liability partnership or some other type of incorporated business, professional or other association (specify) Limited Liability, L.L.C.

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 350 North St. Paul Street, Dallas, Texas 75201 and the name of its registered agent at such address is c/o CT Corporation System. The address of the principal office (if not the same as the registered office) is 4300 South Padre Island Drive, Corpus Christi 78415.

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is N/A and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is N/A and the office address elsewhere is _______________________________________________________________________
     __________________________________________________________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"):

          ALL

         (Certificate must be executed and notarized on the back of this form.)

                                            /s/ Martin Fox
                                           -------------------------------------
                                           Signature of officer, general
                                           partner, manager, representative or
                                           attorney-in-fact of the entity

Before me on this 11th day of June, 1996, personally appeared Martin Fox and acknowledged to me that ______ he executed the foregoing certificate for the purposes therein expressed.

                                                       /s/ Deborah C. Chantler
  (Notary Seal)                                       -------------------------
                                                      Notary Public, State of
                                                      Illinois


               INSTRUCTIONS FOR FILING ASSUMED NAME CERTIFICATE

1. A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles of organization, certificate of limited partnership or application, must file an assumed name certificate with the secretary of state and with the appropriate county clerk in accordance with section 36.11 of the Texas Business and Commerce Code.

2. The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3. A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

4. For purposes of filing with the secretary of state, the assumed name registrant should submit an originally executed assumed name certificate accompanied by the filing fee of $25 to the SECRETARY OF STATE, STATUTORY FILINGS DIVISION, CORPORATIONS SECTION, P.O. BOX 13697, AUSTIN, TEXAS ???? 3697. THE PHONE NUMBER IS (512) 463-5582, TDD: (800) 735-2989, FAX: (512)
     463-5709.

5. All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6. Whenever an event occurs that causes the information in the assumed name certificate to become materially misleading (eg. change of registered agent/office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7. A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the ???? Business and Commerce Code,
     (S)36.14. Forms for this purposes are available from this office

                   STATEMENT OF ABANDONMENT OF ASSUMED NAME

1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of organization, certificate of limited partnership, application or comparable document is Dialysis Specialist of Corpus Christi, L.L.C. and the charter number, certificate of authority number, or registration number if any, is 07012086.

2.   The assumed name being abandoned is Dialysis Specialists of Riverside.

3. The date on which the assumed name certificate was filed in the office of the Secretary of State is June 13, 1996: an assumed name certificate has also been filed in the county clerk's office(s) in the following county or counties:_________________________________________________________________

     __________________________________________________________________________

4. If the entity is required to maintain a registered office in Texas, the address of the registered office is 350 North St. Paul St., Dallas Tx 75201 and the name of its registered agent at such address if CT Corporation System. The address of the principal office (if not the same as the registered office is ______________________________________________________

     ___________________________________________________________________________

5. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is N/A, and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is ______________________________________
     ___________________________________________________________, and the office address elsewhere is _____________________________________________________.

                                             HOME DIALYSIS OF AMERICA, INC.

                                               /s/ John B Bourke
                                             -----------------------------------
                                               Managing Member
                                               By:  John Bourke
                                               Its: Chief Financial Officer

Before me on ths 3 day of December 1996, personally appeared JOHN B. BOURKE and acknowledged to me that ______ he executed the foregoing certificate for the purposes therein expressed.

     (Notary Seal)                              /s/ Patricia L'Odense
                                                --------------------------------
                                                Notary Public Cook County

      (Please refer to the back of this form for additional instructions)